Exhibit 4.6

NAVIOS MARITIME HOLDINGS INC.

9 1/2% Senior Exchange Notes 2014

CUSIP No.

ISIN No.

No.	$300,000,000.00

NAVIOS MARITIME HOLDINGS INC., a Marshall Islands corporation, as issuer, (the “COMPANY”), for value received promises to pay to CEDE & CO. or its registered assigns, the principal sum of THREE HUNDRED MILLION U.S. dollars or such other amount as is provided in a schedule attached hereto on December 15, 2014.

Interest Payment Dates: June 15 and December 15, commencing June 15, 2007.

Record Dates: June 1 and December 1.

Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:	, 2007

NAVIOS MARITIME HOLDINGS INC., as Company

By:
Name:
Title:

FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 9 1/2% Senior Exchange Notes due 2014 described in the within-mentioned Indenture.

Dated:	, 2007

WELLS FARGO BANK, N.A., as Trustee

By:
Authorized Signatory

Exhibit A

(Reverse of Note)

9 1/2% Senior Exchange Notes due 2014

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 1. Interest.

Navios Maritime Holdings Inc., a Marshall Islands corporation, as issuer, (the “COMPANY”), promises to pay interest on the principal amount of this Senior Exchange Note (the “NOTE”) at 9 1/2% per annum from December 18, 2006 until maturity. The Company shall pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “INTEREST PAYMENT DATE”), commencing June 15, 2007. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2. Method of Payment.

The Company shall pay interest on the Notes to the Persons who are registered Holders at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture dated December 18, 2006 by and among the Company, the Guarantors (as defined therein) and the Trustee, with respect to defaulted interest. The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Company shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. LEGAL TENDER”). Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained in the United States for such purpose except that, at the option of the Company, the payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that for Holders owning at least $100,000 aggregate principal amount of Notes that have given wire transfer instructions to the Company at least ten (10) Business Days prior to the applicable payment date, the Company shall make all payments of principal, interest and premium by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company’s office or agency in the United States shall be the office of the Trustee maintained for such purpose.

SECTION 3. Paying Agent and Registrar.

Initially, Wells Fargo Bank, N.A., as trustee (the “Trustee”) under the Indenture (as defined below), shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. Except as provided in the Indenture, the Company or any of its Subsidiaries may act in any such capacity.

SECTION 4. Indenture.

The Company issued the Notes under an Indenture dated as of December 18, 2006, as supplemented by the Supplemental Indenture, dated February 22, 2007, the Second Supplemental Indenture, dated March 8, 2007 and the Third Supplemental Indenture, dated May 2, 2007 (herein called, together with all other indentures supplemental thereto, the “INDENTURE”) by and among the Company, the Guarantors (as defined therein) and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the “TRUST INDENTURE ACT”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

SECTION 5. Optional Redemption.

(a) On or after December 15, 2010, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date:

YEAR	PERCENTAGE
2010	104.750%
2011	102.375%
2012 and thereafter	100.000%

(b) Prior to December 15, 2010, the Company may, at its option, redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the sum of:

(i)	100% of the principal amount of the Notes to be redeemed, plus
(ii)	the Applicable Premium, plus

accrued and unpaid interest on the Notes redeemed, to the applicable Redemption Date, subject to the right of Holders on the relevant Record Date to receive interest due on the relevant interest payment date (a “MAKE-WHOLE REDEMPTION”).

SECTION 6. Redemption With Proceeds of Equity Offerings.

At any time prior to December 15, 2009, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a Redemption Price of 109.5% of the principal amount, plus accrued and unpaid interest to the Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1)      at least 65% of the aggregate principal amount of Notes issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)       such redemption occurs not more than 180 days after the date of the closing of the relevant such Equity Offering.

SECTION 7. Redemption for Changes in Withholding Tax.

The Company may, at its option, redeem all, but not less than all, of the Notes then outstanding at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the Redemption Date, if the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to such Notes, any Additional Amounts as a result of change in law (including any regulations promulgated thereunder) or in the interpretation or administration of law, if such change is announced and becomes effective on or after the Issue Date and the Company determines in good faith that such obligation cannot be avoided (including, without limitation, by changing the jurisdiction from which or through which payment is made) by the use of reasonable measures (not requiring material cost) available to the Company and the Guarantor.

Notice of any such redemption must be given within 60 days of the earlier of the announcement and the effectiveness of any such amendment or change referred to in the preceding paragraph. At the time such notice of redemption is given, such obligation to pay such Additional Amounts must remain in effect. Immediately prior to the mailing of any notice of redemption described above, the Company shall deliver to the Trustee (i) an Officers’ Certificate stating that the Company is entitled to elect to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to elect to redeem have occurred and (ii) if requested by the Trustee, an Opinion of Counsel qualified under the laws of the relevant jurisdiction to the effect that the Company or the applicable Guarantor or such successor Person, as the case may be, has or will become obligated to pay such Additional Amounts as a result of such amendment or change.

SECTION 8. Selection and Notice of Redemption.

Notes in denominations larger than $1,000 may be redeemed in part; provided that Notes shall be redeemed only in integral multiples of $1,000 unless all Notes held by a Holder are to be redeemed. Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption, unless the Company defaults in the payment of the Redemption Price.

SECTION 9. Mandatory Redemption.

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes (it being understood that the foregoing shall not limit Section 10 below).

SECTION 10. Repurchase at Option of Holder.

(a)       Upon the occurrence of a Change of Control, and subject to certain conditions set forth in the Indenture, the Company shall be required to offer to purchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the outstanding Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of repurchase, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant interest payment date.

(b)       The Company is, subject to certain conditions and exceptions, obligated to make an offer to purchase Notes and certain other pari passu Indebtedness at 100% of their principal amount, plus accrued and unpaid interest thereon to the date of repurchase, with certain Excess Proceeds of Asset Sales in accordance with the Indenture.

SECTION 11. Denominations, Transfer, Exchange.

The Notes are in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company and the Registrar are not required to transfer or exchange any Note selected for redemption, except the unredeemed portion of any Note being redeemed in part. Also, the Company and the Registrar are not required to transfer or exchange any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

SECTION 12. Persons Deemed Owners.

The registered Holder of a Note may be treated as its owner for all purposes.

SECTION 13. Amendment, Supplement and Waiver.

The Indenture and the Notes may be amended, supplemented or waived as set forth in, and subject to the terms and conditions of, the Indenture.

SECTION 14. Defaults and Remedies.

The Events of Default relating to the Notes are set forth in Section 6.01 of the Indenture. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal, premium or interest, including an accelerated payment or the failure to make a payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Asset Sale Payment Date pursuant to a Asset Sale Offer) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes rescind an acceleration or waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, or the premium on, the Notes, subject to certain conditions being met. The Company shall deliver to the trustee a statement specifying any Default or Event of Default within 30 days of becoming aware thereof.

SECTION 15. Additional Amounts.

All payments made by the Company under or with respect to this Note or by a Guarantor under or with respect to its Note Guarantee shall be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority in any jurisdiction in which the Company or any Guarantor is organized or is otherwise a resident for tax purposes or any jurisdiction from or through which payment is made (each, a “RELEVANT TAXING JURISDICTION”), unless the Company or such Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

If the Company or any Guarantor is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to this Note or the Note Guarantee of such Guarantor, the Company or such Guarantor, as applicable, shall pay such additional amounts (“ADDITIONAL AMOUNTS”) as may be necessary so that the net amount received by each Holder (including Additional

Amounts) after such withholding or deduction shall equal the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts shall payable with respect to any Tax that would not have been imposed, payable or due:

(1)       but for the existence of any present or former connection between the Holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Notes) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than the mere holding of this Note or enforcement of rights hereunder or the receipt of payments in respect hereof;

(2)       but for the failure to satisfy any certification, identification or other reporting requirements whether imposed by statute, treaty, regulation or administrative practice; provided, however, that the Company has delivered a request to the Holder to comply with such requirements at least 30 days prior to the date by which such compliance is required;

(3)       if the presentation of this Note (where presentation is required) for payment has occurred within 30 days after the date such payment was due and payable or was duly provided for, whichever is later;

(4)       subject to the last paragraph of this Section 15, with respect to any estate, inheritance, gift, sales, excise, transfer or personal property tax, assessment or charge; or

(5)	as a result of a combination of the foregoing clauses (1) through (4).

In addition, Additional Amounts shall not be payable if the beneficial owner of, or person ultimately entitled to obtain an interest in, this Note had been the Holder and such beneficial owner would not be entitled to the payment of Additional Amounts by reason of clause (1), (2), (3), (4) or (5) above. In addition, Additional Amounts shall not be payable with respect to any Tax which is payable otherwise than by withholding from payments of, or in respect of principal of, or any interest on, this Note.

Whenever in this Note or the Indenture there is mentioned, in any context, the payment of principal, premium, if any, or interest of any other amount payable under or with respect to this Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Company and the Guarantors shall pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of this Note, this Indenture or any other document or instrument referred to therein, or the receipt of any payments with respect to this Note, excluding any such taxes, charges or similar levies imposed by any jurisdiction in which the Company or any Guarantor or any successor Person is organized or is otherwise resident for tax purposes, the United States of America or any jurisdiction in which a Paying

Agent is located, but not excluding those resulting from, or required to be paid in connection with, the enforcement of this Note or other such document or instrument following the occurrence of an Event of Default with respect to this Note.

SECTION 16. No Recourse Against Others.

No past, future or present director, Officer, employee, incorporator, member, manager, agent or shareholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. The Holder by accepting this Note and the Note Guarantees waives and releases all such liability. Such waiver and release are part of the consideration for issuance of this Note and the Note Guarantees.

SECTION 17. Note Guarantees.

This Note shall be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

SECTION 18. Trustee Dealings with the Company.

Subject to certain terms set forth in the Indenture, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors their Subsidiaries or their respective Affiliates as if it were not the Trustee.

SECTION 19. Authentication.

This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 20. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 21. CUSIP and ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

SECTION 22. GOVERNING LAW.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.

ASSIGNMENT FORM

I or we assign and transfer this Note to

__(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee) and irrevocably appoint _______________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated: _________________	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

In connection with any transfer of this Note occurring prior to the date which is the date following the second anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and is making the transfer pursuant to one of the following:

[Check One]

(1)	☐	to the Company or a subsidiary thereof; or
(2)	☐

to a person who the transferor reasonably believes is a “qualified institutional buyer” pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)	☐	outside the United States to a non-”U.S. person” as defined in Rule 902 of Regulation S under the Securities Act in compliance with Rule 904 of Regulation S under the Securities Act; or
(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act or pursuant to another exemption available under the Securities Act; or
(5)	☐	pursuant to an effective registration statement under the Securities Act.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”):

☐ transferee is an Affiliate of the Company.

Unless one of the foregoing items (1) through (6) is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) or (4) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing items (1) through (5) are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated: _________________	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _______________
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 or Section 4.13 of the Indenture, check the appropriate box:

Section 4.09 ☐	Section 4.13 ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.09 or Section 4.13 of the Indenture, state the amount (in denominations of $1,000 and integral multiples of $1,000 in excess thereof): $___________

Dated: _________________	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of December 18, 2006, as supplemented by the Supplemental Indenture, dated February 22, 2007, the Second Supplemental Indenture, dated March 8, 2007 and the Third Supplemental Indenture, dated May 2, 2007 (herein called, together with all other indentures supplemental thereto, the “INDENTURE”), among Navios Maritime Holdings Inc. (the “COMPANY”), the Guarantors party thereto and Wells Fargo Bank, N.A., as trustee (the “TRUSTEE”), (a) (x) the due and punctual payment of the principal of, premium, if any, and interest, on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise, (y) the due and punctual payment of interest on the overdue principal and (to the extent permitted by law) interest on the Notes and (z) the due and punctual payment and performance of all other obligations of the Company and all other obligations of the other Guarantors (including under the Note Guarantees). The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[signature page follows]

IN WITNESS WHEREOF, each Guarantor has caused its Notation of Guarantee to be duly executed.

Dated:	, 2007

WHITE NARCISSUS MARINE S.A., as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

KLEIMAR N.V., as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

NAV HOLDINGS LIMITED, as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

NAVIOS CORPORATION, as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

ANEMOS MARITIME HOLDINGS INC., as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

NAVIOS SHIPMANAGEMENT INC., as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

AEGEAN SHIPPING CORPORATION, as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

LIBRA SHIPPING ENTERPRISES CORPORATION, as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

ALEGRIA SHIPPING CORPORATION, as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

FELICITY SHIPPING CORPORATION, as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

GEMINI SHIPPING CORPORATION, as a Guarantor

By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

ARC SHIPPING CORPORATION, as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

GALAXY SHIPPING CORPORATION, as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

MAGELLAN SHIPPING CORPORATION, as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

IONIAN SHIPPING CORPORATION, as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

APOLLON SHIPPING CORPORATION, as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

HERAKLES SHIPPING CORPORATION, as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

ACHILLES SHIPPING CORPORATION, as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

KYPROS SHIPPING CORPORATION, as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

HIOS SHIPPING CORPORATION, as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

MERIDIAN SHIPPING ENTERPRISES INC., as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

MERCATOR SHIPPING CORPORATION, as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

HORIZON SHIPPING ENTERPRISES CORPORATION, as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

HYPERION ENTERPRISES INC., as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

STAR MARITIME ENTERPRISES CORPORATION, as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

NAVIMAX CORPORATION, as a Guarantor
By:
	Name:	Shunji Sasada
	Title:	President

NAVIOS HANDYBULK INC., as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

NAVIOS INTERNATIONAL INC., as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Director and Authorized Officer

HESTIA SHIPPING LTD., as a Guarantor
By:
	Name:	Vasiliki Papaefthymiou
	Title:	Authorized Officer